SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): March 18, 2003



                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                     1-11860                      04-3144936
--------------------       -----------------------        ----------------------
  (State or other                (Commission                  (IRS Employer
  jurisdiction of                File Number)               Identification No.)
   incorporation)




        1370 Dell Ave., Campbell, CA                           95008
        -----------------------------                          -----
   (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (408) 866-8300

Item 5. Other Events

The Company received notice from Nasdaq on March 18, 2003 that the Company's common stock had closed for the last 30 consecutive trading days, below the minimum $1.00 per share requirement for continued inclusion under the Marketplace Rule 4310(c)(4) (the "Rule").

The Company will be provided 180 days, or until September 15, 2003, to regain compliance with this Rule. If at any time before September 15, 2003 the bid price for the Company's common stock is at least $1.00 for 10 consecutive trading days, the staff of the Nasdaq will determine if the Company complies with the Rule. If the Company is unable to demonstrate compliance with the Rule by September 15, 2003, the Company's common stock will be subject to delisting from the Nasdaq SmallCap Market, unless the Nasdaq determines the Company meets the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). If the Company meets the initial listing criteria, it will be granted an additional 180 calendar day grace period to demonstrate compliance. Any Nasdaq determination may be appealed by the Company to a Nasdaq Listing Qualifications Panel.


Exhibits

None

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         FOCUS ENHANCEMENTS, INC.




Date:  March 19, 2003               BY:    /s/ Gary Williams
                                           ---------------------

                                    Name:      Gary Williams
                                    Title:     Principal Financial Officer
                                               Vice President of Finance
                                               & CFO